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                                                                 Exhibit (p)(3)

                                 CODE OF ETHICS
                         ULTIMUS FUND DISTRIBUTORS, LLC

         Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of the personnel of a principal underwriter to a registered investment company. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by an investment company. The Rule also requires the principal underwriter to an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions.

         This Code of Ethics has been adopted by the Managing Directors of Ultimus Fund Distributors, LLC (the "Company"). It is based on the principle that the personnel of the Company owe a fiduciary duty to the Funds' shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and
(3) any actual or potential conflicts of interest.

         I. Definitions. As used in this Code of Ethics, the following terms shall have the following meanings:

         (a) "Access Person" shall mean any director or officer of the Company who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of securities.
         (b) "Beneficial ownership" shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership
         (c) "Board of Directors" shall mean a board of directors of an incorporated investment company or a board of trustees of an investment company created as a common-law trust.
         (d) "Fund" shall mean an investment company registered under the 1940 Act for which the Company serves as principal underwriter.
         (e) "Security" shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, direct obligations of the U.S. Government, banker's acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements.

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         (f) A "security held or to be acquired by the Funds" shall mean (1) any security which, within the most recent fifteen (15) days, is or has been held by a Fund or is being or has been considered by a Fund or a Fund's investment adviser for purchase by such Fund, or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such security.
         (g) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell securities.

         II. Prohibition on Certain Actions. The Company and its affiliated persons shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

         1. Employ any device, scheme or artifice to defraud the Funds;
         2. Make any untrue statement of a material fact to the Funds or to omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;
         3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
         4. Engage in any manipulative practice with respect to the Funds.

         III. Code of Ethics of the Funds. All officers and employees of the Company who are also directors, officers or employees of a Fund are also subject to the Code of Ethics of such Fund.

         IV. Quarterly Reporting of Securities Transactions. Each officer, employee and registered representative of the Company shall file with the Secretary of the Company, no later than ten (10) days after the end of each calendar quarter, all personal security transactions for that quarter. The form attached as "Exhibit A," Personal Securities Transaction Record, shall be used for this purpose. All such reports will be reviewed by the Secretary. The Secretary may, in his discretion, exempt any part-time employee of the Company from the requirement to file such quarterly reports if such employee's functions are solely and exclusively clerical or ministerial.

         V. Initial and Annual Reporting of Holdings. Each Access Person of the Company shall file with the Secretary of the Company, no later than ten (10) days after he or she becomes an Access Person, an initial holdings report listing all securities beneficially owned by such Access Person as of the date he or she became an Access Person. On an annual basis, each Access Person of the Company shall file with the Secretary a holdings report listing all securities beneficially owned by such Access Person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of such Access Person; and (3) the date that the report is submitted by the Access Person.

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         VI. Disclaimer of Beneficial Ownership. Any person may include, in any report required under Sections IV or V, a disclaimer as to the beneficial ownership in any securities covered by the report.

         VII. Sanctions. If any person violates any provisions set forth in this Code of Ethics, the Secretary of the Company shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or securities in that account for a specified time frame.

         VIII. Reporting to Board of Directors. At least once each year, the Secretary of the Company shall provide the Board of Directors of each Fund with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Directors that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

         IX. Notification of Reporting Obligation. The Secretary of the Company shall identify all persons who are required to make the reports required under Sections IV and V and shall inform those persons of their reporting obligation.

         X. Retention of Records. The Company shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

         1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Company at any time within the past five years, must be maintained in an easily accessible place.
         2. A record of any violation of the Company's code of ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.
         3. A copy of each report required to be made by an Access Person pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.
         4. A record of all persons, currently or within the past five years, who are or were required to make reports under Sections IV and V, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
         5. A copy of each report required to be made by the Secretary of the Company to the Board of Directors of each Fund pursuant to Section VIII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

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                                    Exhibit A

                     Personal Securities Transaction Report

------------------------------------        ------------------------------------
Name (please print)                         Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

------------ ------------------- ----------------- --------------------------- --------- --------------------------
                                    Number of
               Purchase/Sale/        Shares/
   Date            Other         Principal Amount      Title of Security        Price       Broker/Dealer/Bank
------------ ------------------- ----------------- --------------------------- --------- --------------------------

------------ ------------------- ----------------- --------------------------- --------- --------------------------

------------ ------------------- ----------------- --------------------------- --------- --------------------------

------------ ------------------- ----------------- --------------------------- --------- --------------------------

------------ ------------------- ----------------- --------------------------- --------- --------------------------

------------ ------------------- ----------------- --------------------------- --------- --------------------------

------------ ------------------- ----------------- --------------------------- --------- --------------------------

------------ ------------------- ----------------- --------------------------- --------- --------------------------

------------ ------------------- ----------------- --------------------------- --------- --------------------------

------------ ------------------- ----------------- --------------------------- --------- --------------------------

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

----------------------------------- ---------------------------------------- ------------------ -------------------
       Account Registration                   Broker/Dealer/Bank                Account No.      Date Established
----------------------------------- ---------------------------------------- ------------------ -------------------

----------------------------------- ---------------------------------------- ------------------ -------------------

----------------------------------- ---------------------------------------- ------------------ -------------------

----------------------------------- ---------------------------------------- ------------------ -------------------

----------------------------------- ---------------------------------------- ------------------ -------------------

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.

------------------------------------        ------------------------------------
Signature of Access Person                  Approved

------------------------------------        ------------------------------------
Date of Filing                              Date Approved


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                                                                       May, 2003


                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I.       Covered Officers/Purpose of the Code

            The Watchdog Fund Trust's code of ethics (this "Code") for the investment company within the complex (the"Fund") applies to the Fund's Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer (the "Covered Officers" each of whom are set forth in Exhibit A) for the purpose of promoting:

         o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

         o compliance with applicable laws and governmental rules and regulations;

         o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

         o  accountability for adherence to the Code.

            Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

            Overview. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

            Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The Fund's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

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            Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Fund's Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

            Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

                               *     *     *     *

            Each Covered Officer must:

         o not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

         o not cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Fund;

         o not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

            There are some conflict of interest situations that should always be discussed with Counsel. Examples of these include:

         o service as a director on the board of any [public or private] company;

         o  the receipt of any non-nominal gifts in excess of $100;
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                                                                               3


         o the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         o any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

         o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.     Disclosure and Compliance

         o Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Fund;

         o each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's trustees and auditors, and to governmental regulators and self-regulatory organizations;

         o each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Fund and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Fund; and

         o it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.      Reporting and Accountability

            Each Covered Officer must:

         o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;

         o annually thereafter affirm to the Board that he has complied with the requirements of the Code;

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                                                                               4


         o not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

         o notify Counsel promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

            The Counselor other designated senior legal officer of the Fund's investment adviser is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Chief Executive Officer will be considered by The Audit Committee.

            The Fund will follow these procedures in investigating and enforcing this Code:

         o the designated legal officer will take all appropriate action to investigate any potential violations reported to him;

         o if, after such investigation, the General Counsel believes that no violation has occurred, the General Counsel is not required to take any further action;

         o any matter that the General Counsel believes is a violation will be reported to the Committee;

         o if the Committee concurs that a violation has occurred, it will inform [and make a recommendation to] the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer;

         o  the Board will be responsible for granting waivers, as appropriate;
            and

         o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.       Other Policies and Procedures

            This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund's adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Fund's and their investment adviser's [and principal underwriter's] codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser's more detailed policies and procedures set forth in are separate requirements applying to the Covered Officers and others, and are not part of this Code.

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                                                                               5


VI.      Amendments

            Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII.     Confidentiality

            All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than [the appropriate Board and its counsel/the appropriate Company and its adviser.

VIII.    Internal Use

            The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.




Date: September 26, 2003

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Exhibit A

Persons Covered by this Code of Ethics

Howard Horowitz

Craig Hunt

Mark J. Seger